                                MAXXAM INC.

                  PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

          Listed below are MAXXAM Inc.'s principal subsidiaries and the jurisdiction of their incorporation or organization.  Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                  STATE OR
                                                                  PROVINCE
                                                              OF INCORPORATION
                                                                     OR
                            NAME                                ORGANIZATION
------------------------------------------------------------ -----------------

ALUMINUM OPERATIONS
     Alpart Jamaica Inc.                                     Delaware
     Alumina Partners of Jamaica (partnership)               Delaware
     Anglesey Aluminium Limited                              United Kingdom
     Kaiser Alumina Australia Corporation                    Delaware
     Kaiser Aluminum Corporation                             Delaware
     Kaiser Aluminium International, Inc.                    Delaware
     Kaiser Aluminum & Chemical Corporation              Delaware
     Kaiser Aluminum & Chemical of Canada Limited        Ontario
     Kaiser Bauxite Company                                  Nevada
     Kaiser Bellwood Corporation                             Delaware
     Kaiser Finance Corporation                              Delaware
     Kaiser Jamaica Bauxite Company (partnership)            Jamaica
     Kaiser Jamaica Corporation                              Delaware
     Queensland Alumina Limited                              Queensland
     Volta Aluminium Company Limited                         Ghana
FOREST PRODUCTS OPERATIONS
     Britt Lumber Co., Inc.                                  California
     MAXXAM Group Inc.                                       Delaware
     Salmon Creek LLC (limited liability company)            Delaware
     Scotia Pacific Company LLC (limited liability company)  Delaware
     The Pacific Lumber Company                              Delaware
REAL ESTATE OPERATIONS
     Horizon Corporation                                     Delaware
     MAXXAM Property Company                                 Delaware
     MCO Properties Inc.                                     Delaware
     MCO Properties L.P. (limited partnership)               Delaware
     Palmas del Mar Properties, Inc.                         Delaware
RACE PARK OPERATIONS
     Sam Houston Race Park, Ltd. (limited partnership)       Texas
     Valley Race Park Inc.                                   Texas
OTHER
     MAXXAM Group Holdings Inc.                              Delaware